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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                           COOPERS & LYBRAND L.L.P.



We consent to the inclusion in this Amendment 1 to the registration statement on Form S-4 (File No. 33-61161) of our report dated March 15, 1995, except for
Note 20, as to which the date is July 19, 1995, on our audits of the consolidated financial statements and the financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries. We also consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Data," "Selected Historical Consolidated Financial Data," and "Experts."



COOPERS & LYBRAND L.L.P.


Chicago, Illinois
August 31, 1995